                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 1998
                    for Distribution Date of October 20, 1998



COLLECTIONS
                                                                                                          DOLLARS
Payments received                                                                                                   99,900,565.77
        Plus:
              Servicer Advances                                                                 1,633,673.05
              Reimbursement of holds                                                              721,284.30
                                                                                     -----------------------
                                                                                                                     2,354,957.35

        Less:
              Reimbursement Advances
              Funds deposited in Holds Account                                                   (611,568.95)
                                                                                               (1,512,135.89)
                                                                                     -----------------------
                                                                                                                    (2,123,704.84)
                                                                                                            ---------------------

Total Funds Available for Distribution                                                                             100,131,818.28
                                                                                                            =====================


DISTRIBUTIONS

      Servicing Fee                                                                             2,625,304.00
      Trustee and Other Fees                                                                      338,126.29
      Other Miscellaneous Payments                                                                275,312.40
                                                                                     -----------------------
                                                                                                                     3,238,742.69
      Note Interest Distributable Amount - Class A-1                     2,770,062.50
      Note Interest Distributable Amount - Class A-2                     3,620,253.33
      Note Interest Distributable Amount - Class A-3                     4,594,722.22
      Note Interest Distributable Amount - Class A-4                     2,392,035.56

                                                                  -------------------
          Total Note Interest Distributable Amount                      13,377,073.61

      Certificate Interest Distributable Amount                          1,709,931.67
                                                                  -------------------

Total Interest Distribution                                                                    15,087,005.28



      Note Principal Distributable Amount - Class A-1                   74,847,613.10
      Note Principal Distributable Amount - Class A-2 thru A-4                   0.00

      Certificate Principal Distributable Amount                                 0.00
                                                                  -------------------

Total Principal Distribution                                                                   74,847,613.10
                                                                                     -----------------------

Total Principal and Interest Distribution                                                                           89,934,618.38

      Spread Account Deposit                                                                                         6,958,457.21


Total Distributions                                                                                                100,131,818.28
                                                                                                            =====================

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 1998
                    for Distribution Date of October 20, 1998



PORTFOLIO DATA:
                                                         # of loans
      Beginning Security Balance                                     55,694                                 660,000,000.00

          LessScheduled Principal Balance                                 0            (34,787,071.39)
              Full Prepayments                                       (3,548)           (36,349,211.78)
              Partial Prepayments                                         0                      0.00
              Liquidations                                             (360)            (3,711,329.93)
                                                                              -----------------------
                                                                                                            (74,847,613.10)
                                                                                                     ---------------------
      Ending Security Balance                                        51,786                                 585,152,386.90

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                                 19,800,000.00
            Deposits                                                                     6,958,457.21
            Reductions                                                                           0.00
                                                                              -----------------------
      Ending Balance                                                                                         26,758,457.21

      Beginning  Initial Deposit Repayment                                              19,800,000.00
            Repayments                                                                           0.00
                                                                              -----------------------
      Ending Initial Deposit Repayment                                                                       19,800,000.00

Modified Accounts:
      Principal Balance                                                                          0.00%                0.00
      Scheduled Balance                                                                          0.00%                0.00

Servicer Advances
      Beginning Unreimbursed Advances:                                                           0.00
      New Advances                                                                       1,633,673.05
      Advances Reimbursed                                                                 (611,568.95)
                                                                              -----------------------
      Ending Unreimbursed Advances:                                                                           1,022,104.10

Holding Account:
      Beginning Balance                                                                          0.00
      Funds Deposited                                                                    1,512,135.89
      Withdrawal to Collection Account                                                    (721,284.30)
                                                                              -----------------------
      Ending Balance                                                                                            790,851.59

Net Charge-Off Data:                                     # of loans
      Charge-Offs                                                       328              1,382,525.50
      Recoveries                                                       (104)              (174,195.75)
                                                                              -----------------------
      Net Charge-Offs                                                   224                                   1,208,329.75

Delinquencies ( P&I):                                    # of loans
      30-59 Days                                              10,169,847.02                       958
      60-89 Days                                               2,877,762.70                       280
      90-119 Days                                              1,219,138.82                       115
      120-149 Days                                                36,339.75                         2
      150 days and over                                                0.00                         0



Repossessions                                                            44                303,948.91

Contracts Repurchased (pursuant to Sect. 3.02,
4.07, or 9.01 of the Sale and Servicing Agreement)                        0                                           0.00

Charge-Off Percentage                                                                                                 1.61%
Delinquency Percentage                                                                                                0.47%

WAC                                                                                                                  14.7684%
WAM                                                                                                                  54.362

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 1998
                    for Distribution Date of October 20, 1998


====================================================================================================================================
                    ORIGINAL        BEGINNING                      PRIOR      CURRENT                        REMAINING         TOTAL
                   PRINCIPAL      OUTSTANDING                  PRINCIPAL    PRINCIPAL                      OUTSTANDING     PRINCIPAL
                     BALANCE        PRINCIPAL      PRINCIPAL   CARRYOVER    CARRYOVER       PRINCIPAL        PRINCIPAL  AND INTEREST
    CLASSES                           BALANCE  DISTRIBUTABLE   SHORTFALL    SHORTFALL    DISTRIBUTION          BALANCE  DISTRIBUTION
====================================================================================================================================


    A-1       125,000,000.00   125,000,000.00  74,847,613.10        0.00         0.00   74,847,613.10    50,152,386.90 77,617,675.60

    A-2       160,000,000.00   160,000,000.00           0.00        0.00         0.00            0.00   160,000,000.00  3,620,253.33

    A-3       200,000,000.00   200,000,000.00           0.00        0.00         0.00            0.00   200,000,000.00  4,594,722.22

    A-4       102,400,000.00   102,400,000.00           0.00        0.00         0.00            0.00   102,400,000.00  2,392,035.56

Certificate    72,600,000.00    72,600,000.00           0.00        0.00         0.00            0.00    72,600,000.00  1,709,931.67


====================================================================================================================================

      TOTAL   660,000,000.00   660,000,000.00  74,847,613.10        0.00         0.00   74,847,613.10   585,152,386.90 89,934,618.38

====================================================================================================================================

=====================================================================================  ===========================================
                                                  PRIOR     CURRENT
                                               INTEREST    INTEREST                                       DEFICIENCY        POLICY
       NOTE      INTEREST     CALCULATED      CARRYOVER   CARRYOVER      INTEREST                              CLAIM         CLAIM
    CLASSES          RATE       INTEREST      SHORTFALL   SHORTFALL  DISTRIBUTION                             AMOUNT        AMOUNT
=====================================================================================  ===========================================


    A-1            5.658%   2,770,062.50           0.00        0.00  2,770,062.50                               0.00          0.00

    A-2            5.777%   3,620,253.33           0.00        0.00  3,620,253.33                               0.00          0.00

    A-3            5.950%   4,594,722.22           0.00        0.00  4,594,722.22                               0.00          0.00

    A-4            6.050%   2,392,035.56           0.00        0.00  2,392,035.56                               0.00          0.00

Certificate        6.100%   1,709,931.67           0.00        0.00  1,709,931.67                               0.00          0.00



                                                                                       ===========================================

                                                                                                                0.00          0.00

                                                                                       ===========================================

                                                                                       ===========================================

                                                                                           Note Percentage              100.000000%

=====================================================================================

   TOTAL                     15,087,005.28           0.00        0.00 15,087,005.28     Certificate Percentage            0.000000%

=====================================================================================  ============================================